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                         HEALTHCARE SERVICES GROUP, INC.

                     ANNOUNCES FOURTH QUARTER 2005 DIVIDEND


Bensalem, PA - January 24, 2006- Healthcare Services Group, Inc. (NASDAQ-HCSG)

         Our Board of Directors has declared a fourth quarter 2005 dividend of $.10 per common share, payable on February 13, 2006 to shareholders of record at the close of business February 3, 2006. This dividend represents an 11% increase over the dividend declared for the third quarter and is the eleventh consecutive quarterly dividend payment, as well as the tenth consecutive increase since our initiation of quarterly cash dividend payments in 2003.

         We have a Dividend Reinvestment Plan available for shareholders to apply their dividends to the purchase of the Company's common stock.

         We intend to release our results for the three months (unaudited) and year ended (audited) December 31, 2005 during the week of February 13, 2006.

         The Company announced that it will make a presentation on February 15, 2006 at 12:00 noon regarding the Company at the "UBS Warburg Global Healthcare Services Conference" at the Grand Hyatt in New York City. Additionally, this presentation is being audio webcast at www.ibb.ubs.com.

FORWARD LOOKING STATEMENTS/RISK FACTORS
This report includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care

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Dividend Announcement Release                                       Page 2 of 3
January 24, 2006

industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of 2005 revenues (such client's Board of Directors have reached terms for a sale of its company, which sale could be completed in the first quarter of 2006); our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004 and in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly reliant on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

         In addition, we believe that to further improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases


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Dividend Announcement Release                                       Page 3 of 3
January 24, 2006

on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company  Contacts:
Daniel P. McCartney                       Thomas Cook
Chairman and Chief Executive Officer      President and Chief Operating Officer
215-639-4274                              215-639-4274